Exodus Movement, Inc. September 2025 Treasury Update and Monthly Metrics

Operations continue to generate Bitcoin; Treasury grows to 2,123 BTC

OMAHA, Neb., October 09, 2025 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or “the company”), a leading self-custodial cryptocurrency platform, today announced an update to selected digital asset holdings of Exodus’ corporate treasury, as well as updated user and exchange provider processed volume metrics, as of September 30, 2025:

Selected Digital Asset Holdings (Unaudited)

Bitcoin (BTC): 2,123 BTC as of September 30, 2025 compared to 2,116 as of August 31, 2025

Ethereum (ETH): 2,770 ETH as of September 30, 2025 compared to 2,756 as of August 31, 2025

Solana (SOL): 47,502 SOL as of September 30, 2025 compared to 43,738 as of August 31, 2025

Users
Monthly Active Users (MAUs): 1.5 million as of September 30, 2025, of which approximately 9,000 are Passkeys wallets. That figure compares with the 1.6 million MAUs as of August 31, 2025, of which approximately 11,000 were Passkeys wallets. As Exodus integrates Passkeys technology into our general wallet products, the company will discontinue breaking out Passkeys wallet metrics in future months.

Swap Volume
Exodus’ exchange provider processed volume was $539 million for the month of September 2025, of which $198 million (37%) originated from the company’s XO Swap partners. This volume compares with $572 million exchange provider processed volume in August 2025, of which $149 million (26%) originated from XO Swap partners.

Exodus CFO James Gernetzke remarked: “The pace of transformation of the financial system is increasing rapidly. Exodus is positioned to help both retail users and institutions take advantage of this dynamic through secure, innovative self-custody solutions - as evidenced by our growing treasury.”

“Exodus was a pioneer in the strategy of holding digital assets in our treasury, as we believe that Bitcoin and other assets represent the future of finance. The next step in the evolution of finance is the widespread adoption and use of stablecoins for payments,

remittances, stores of value and integration with fiat currency functions. We are well prepared to help individuals and institutions make full use of stablecoins in their everyday financial lives.”

About Exodus

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus.

Investor Contact

investors@exodus.com

Media Contact

Diana Bost/Ryan Dicovitsky, Dukas Linden Public Relations

exodus@dlpr.com

Disclosure Information

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson's feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans, expectations regarding demand for our products, volatility and trading volumes of digital asset markets, and future products and product lines. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.